EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with amendment number one to the Annual Report of Gaming & Entertainment Group, Inc. (the "Company") on Form 10-KSB/A for the fiscal year ended December 31, 2005, as filed with the Commission on the date hereof (the "Report"), we, Tibor N. Vertes, Chief Executive Officer of the Company, and Gregory L. Hrncir, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Tibor N. Vertes	Dated:	June 19, 2006
Tibor N. Vertes
Title:	Chairman, Chief Executive Officer and Principal Executive Officer of Gaming & Entertainment Group, Inc.

By:	/s/ Gregory L. Hrncir	Dated:	June 19, 2006
Gregory L. Hrncir
Title:	President and Principal Financial and Accounting Officer of Gaming & Entertainment Group, Inc.

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.